REPUBLIC OF CHINA

PASSPORT

Type           Code                  Passport No.

P              TWN                  131796239

Name (Surname, Given names)

LEU, SHUH-YAN

Nationality                      Personal Id. No.

REPUBLIC OF CHINA            L100032084

Sex                             Date of birth

M                              30 DEC 1948

Date of issue                     Place of birth

31 MAY 2001                     TAIWAN

Date of expiry

31 MAY 2011

Authority

MINISTRY OF FOREIGN AFFAIRS